Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Announces Third Quarter 2015 Earnings Conference Call
MIDLAND, MI, October 16, 2015 -- -- Chemical Financial Corporation (NASDAQ:CHFC) will announce its third quarter 2015 results after the stock market closes on Wednesday, October 21, 2015.
Chemical Financial Corporation will host a conference call to discuss these results on Thursday, October 22, 2015 at 10:30 a.m. EDT. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-888-556-4997 and entering 6459217 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary banks, Chemical Bank, The Bank of Holland and The Bank of Northern Michigan, with 187 banking offices spread over 47 counties in Michigan. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.